AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2010

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3186494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Crossing Boulevard, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

2002 EQUITY INCENTIVE PLAN (as amended and restated)

(Full title of the plan)

William K. Heiden

Chairman, Chief Executive Officer and President

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Name and address of agent for service)

(508) 620-9700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value per share (3)	2,500,000 shares (4)	$0.365	$912,500	$65.07

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant’s Common Stock on July 22, 2010 as reported on The Over the Counter Bulletin Board System.
(3)	Includes associated purchase rights which currently are evidenced by certificate for shares of GTC Biotherapeutics, Inc. Common Stock, and automatically trade with such shares.
(4)	This Registration Statement registers 2,500,000 shares not previously registered which are issuable under the Registrant’s 2002 Equity Incentive Plan, as amended and restated (the “2002 Plan”). An aggregate of 650,000 shares currently issuable under the 2002 Plan (after giving effect to the Registrant’s 1-for-10 reverse stock split in 2009) have previously been registered under prior registration statements (Registration No. 333-91470 (250,000 shares), Registration No. 333-117923 (200,000 shares) and Registration No. 333-159510 (200,000 shares)), as well as (i) 18,723 shares that were previously registered but which may no longer be issued under the Registrant’s Amended and Restated 1993 Equity Incentive Plan (the “1993 Plan”) and were carried forward for issuance under the 2002 Plan; and (ii) 199,116 shares subject to awards previously granted under the 1993 Plan that may expire or terminate unexercised or may be forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the 1993 Plan which were also registered under a prior registration statement (Registration No. 333-117923).

STATEMENT REGARDING INCORPORATION BY REFERENCE

FROM EFFECTIVE REGISTRATION STATEMENTS

Pursuant to Instruction E to Form S-8, the contents of GTC Biotherapeutics, Inc.’s (“GTC”) Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) (i) on May 27, 2009 (File No. 333-159510) relating to the registration of 200,000 shares of GTC’s Common Stock, $0.01 par value per share (the “Common Stock”), (ii) on June 28, 2002 (File No. 333-91470) relating to the registration of 2,500,000 shares (250,000 after giving effect to a one-for-ten reverse stock split effected on May 26, 2009) of Common Stock, and (iii) on August 4, 2004 (File No. 333-117923) relating to the registration of 2,000,000 shares (200,000 after giving effect to a one-for-ten reverse stock split effected on May 26, 2009) of GTC’s Common Stock, plus a number of shares which on or after April 2, 2004, expire or terminate unexercised or are forfeited or settled in a manner that results in fewer shares outstanding than were awarded under the GTC’s Amended and Restated 1993 Equity Incentive Plan (such shares were previously registered by a registration statement on Form S-8, filed with the Commission on June 2, 2000, File No. 333-03494 and were carried forward to Registration Statement No. 333-117923), authorized for issuance under GTC’s 2002 Equity Incentive Plan (the “2002 Plan”), are incorporated by reference in their entirety in this Registration Statement. Pursuant to an amendment to the 2002 Plan adopted by GTC’s shareholders on May 26, 2010, the number of shares of Common Stock under the 2002 Plan was increased by 2,500,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Framingham, Commonwealth of Massachusetts, on July 22, 2010.

GTC BIOTHERAPEUTICS, INC.

By:	/S/ WILLIAM K. HEIDEN
William K. Heiden
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of GTC Biotherapeutics, Inc., hereby severally constitute and appoint William K. Heiden and Kristie A. Bolieau, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable GTC Biotherapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ WILLIAM K. HEIDEN William K. Heiden	Chairman, Chief Executive Officer and President (Principal Executive Officer)	July 22, 2010

/S/ KRISTIE A. BOLIEAU Kristie A. Bolieau	Principal Accounting Officer (Principal Financial and Accounting Officer)	July 22, 2010

/S/ CHRISTIAN BÉCHON Christian Béchon	Director	July 22, 2010

/S/ FRANCIS J. BULLOCK Francis J. Bullock	Director	July 22, 2010

/S/ JAMES A. GERAGHTY James A. Geraghty	Director	July 22, 2010

/S/ MICHAEL J. LANDINE Michael J. Landine	Director	July 22, 2010

/S/ BERTRAND MÉROT Bertrand Mérot	Director	July 22, 2010

/S/ PAMELA W. MCNAMARA Pamela W. McNamara	Director	July 22, 2010

Evelyne Nguyen	Director	July 22, 2010

/S/ JEAN-FRANÇOIS PROST Jean-François Prost	Director	July 22, 2010

/S/ ALAN W. TUCK Alan W. Tuck	Director	July 22, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Restated Articles of Organization of the GTC Biotherapeutics, Inc. (the “Company”) filed with the Secretary of the Commonwealth of Massachusetts on May 8, 2009. Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-21794) filed on May 13, 2009 and incorporated herein by reference.

4.2	Articles of Amendment to the Restated Articles of Organization of the Company. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0-21794) filed on May 27, 2009 and incorporated herein by reference.

4.3	Articles of Amendment to the Restated Articles of Organization of GTC filed with the Secretary of the Commonwealth of Massachusetts on July 30, 2009. Filed as Exhibit 3.1 to GTC’s Current Report on Form 8-K (File No. 0-21794) on July 31, 2009 and incorporated herein by reference.

4.4	By-Laws of the Company, as amended. Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 1999 (File No. 0-21794) filed on August 18, 1999 and incorporated herein by reference.

4.5	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 33-62782) and incorporated herein by reference.

4.6	Shareholder Rights Agreement, dated as of May 31, 2001, by and between the Company and American Stock Transfer and Trust Company, as Rights Agent. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 0-21794) filed on June 1, 2001 and incorporated herein by reference.

4.7	Amendment No. 1 to Shareholder Rights Agreement, dated as of December 14, 2006, by and between the Company and American Stock Transfer and Trust Company. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 0-21794) filed on December 20, 2006 and incorporated herein by reference.

4.8	Amendment No. 2 to Shareholder Rights Agreement dated as of December 22, 2008, by and between the Company and American Stock Transfer and Trust Company. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 0-21794) filed on December 24, 2008 and incorporated herein by reference.

4.9	Amendment No. 3 to Shareholder Rights Agreement, dated as of July 30, 2009, by and between GTC and American Stock Transfer and Trust Company. Filed as Exhibit 4.1 to GTC’s Current Report on Form 8-K (File No. 0-21794) on July 31, 2009 and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).